UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

XCF GLOBAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION DATED OCTOBER 13, 2026

XCF GLOBAL, INC.

3040 Post Oak Blvd., Floor 18, Suite 164

Houston, Texas 77056

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on November 9, 2026

Dear Stockholder:

You are hereby notified that a Special Meeting of Stockholders (“Special Meeting”) of XCF Global, Inc. (“XCF” or the “Company”) will be held on November 9, 2026, at 10:00 a.m. Eastern Standard Time, and will be a virtual Stockholder meeting. You can listen to the meeting, submit questions and vote online. You must register for the Special Meeting via www.cstproxy.com/xcfglobal/sm2026 no later than 11:59 p.m. Eastern Time on Sunday, November 8, 2026. The meeting will be held for the following purposes:

1.	To approve an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse split of our issued and outstanding Class A Common Stock (“Common Stock”) at a ratio of not less than 1-for-2 and not greater than 1-for-50, such ratio to be determined by our Board, the implementation and timing of which shall be subject to the discretion of our Board (Proposal 1 or the “Reverse Stock Split Proposal”).

2.	To authorize an adjournment of the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1 (“Proposal 2” or the “Adjournment Proposal”).

Holders of our Common Stock, owning such shares of record at the close of business on October 22, 2026 are entitled to attend and vote at the Special Meeting and any continuation or adjournment thereof. The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Special Meeting. The Company does not contemplate discussing any other business at the meeting.

Your vote is very important. Please vote whether or not you plan to attend the Special Meeting. Your promptness in voting will assist us in ensuring that a quorum is present or represented. Please mark, date, and sign and return the enclosed proxy card in the accompanying reply envelope to ensure receipt by our tabulator. You may also vote on-line or by phone by following the instructions contained in the accompanying Proxy Statement. You may also attend the virtual Special Meeting and vote online during the virtual Special Meeting if you wish.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held Virtually on November 9, 2026 at 10:00 a.m. Eastern Standard Time at www.cstproxy.com/xcfglobal/sm2026

The Proxy Statement is available at www.cstproxy.com/xcfglobal/sm2026.

By Order of the Board of Directors

Harvey Schnitzer

Corporate Secretary

October __, 2026

Houston, Texas

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting. On or about October 26, 2026, the Company expects to begin mailing a full set of the Notice of Special Meeting of Stockholders, Proxy Statement, and form of proxy card (collectively, the “Proxy Materials”) to its stockholders. The Proxy Materials are also available online at www.cstproxy.com/xcfglobal/sm2026. Stockholders may vote online, by telephone or by mail.

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION DATED OCTOBER 13, 2026

XCF GLOBAL, INC.

3040 Post Oak Blvd., Floor 18, Suite 164

Houston, Texas 77056

PROXY STATEMENT

For The

SPECIAL MEETING OF STOCKHOLDERS

To Be Held November 9, 2026

This Proxy Statement is furnished in connection with the solicitation of your proxy on behalf of the Board of Directors (the “Board”) by XCF Global, Inc., a Delaware corporation (“XCF” or the “Company”), for use at a Special Meeting of Stockholders (the “Special Meeting”) to be held virtually, on November 9, 2026, at 10:00 a.m. Eastern Time and at any adjournment or postponement thereof. Our Board of Directors has fixed the close of business on October 22, 2026 as the record date (“Record Date”) for determining XCF stockholders entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof. This Proxy Statement and the accompanying proxy card are first being made available to stockholders on or about October 26, 2026.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

What Am I Voting On?

At the Special Meeting, the stockholders will be asked to consider and vote upon the following proposals:

1.	To approve an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse split of our issued and outstanding Class A Common Stock (“Common Stock”) at a ratio of not less than 1-for-2 and not greater than 1-for-50, such ratio to be determined by our Board, the implementation and timing of which shall be subject to the discretion of our Board (Proposal 1 or the “Reverse Stock Split Proposal”).

2.	Proposal 2 – To authorize an adjournment of the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1 (“Proposal 2” or the “Adjournment Proposal”)

Who is Entitled to Vote?

Holders of our Common Stock as of the Record Date may vote at the Special Meeting. Holders of our Common Stock have one vote for each share of Common Stock held on the Record Date. See “How Do I Cast My Vote?” below.

How Does the Board Recommend I Vote?

The Board recommends that you vote your shares:

●	“FOR” Proposal No. 1 (the “Reverse Stock Split Proposal”).
●	“FOR” Proposal No. 2 (the “Adjournment Proposal”).

You should carefully consider the detailed discussion of these proposals contained later in this Proxy Statement before voting your shares. If no instructions are indicated, your proxy will be voted FOR each proposal.

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How Do I Cast My Vote?

Persons who hold shares of our Common Stock directly on the Record Date and not through a broker, bank or other financial institution (“Record Holders”) may vote by the following methods:

●	Vote by Internet - Over the Internet, by going to www.cstproxy.com/xcfglobal/sm2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.
●	Vote by Telephone - Over the telephone, by dialing 1-800-690-6903 from any touch-tone telephone. Have your proxy card in hand when you call and follow the instructions.
●	Vote by Mail - By mail using the enclosed proxy card. Please complete, sign and date your proxy card and return it promptly in the envelope provided or mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, 11717. When the proxy card is properly executed, dated, and timely returned, the shares it represents will be voted in accordance with its instructions.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on November 8, 2026.

Persons who hold shares of our Common Stock indirectly on the Record Date through a brokerage firm, bank or other nominee (“Beneficial Holders” or “Street Name Holders”) must return a voting instruction form to have their shares voted on their behalf. Brokerage firms, banks or other nominees that do not receive voting instructions from Beneficial Holders may not vote on any proposal on which the brokerage firm, bank or other nominee does not have discretionary authority to vote (a “Broker Non-Vote”). A large number of brokerage firms, banks and other nominees participate in online programs which provide the opportunity to vote over the Internet or by telephone to eligible Beneficial Holders. Beneficial Holders who elect to access the proxy materials electronically over the Internet through an arrangement with their brokerage firm, bank or other nominee should receive instructions from their brokerage firm, bank or other nominee on how to access the stockholder information and voting instructions. In order to vote shares held by a Beneficial Holder online during the virtual Special Meeting, a legal proxy issued in the owner’s name must be obtained from the stockholder of record (typically your brokerage firm, bank or other nominee) and submitted in accordance with the registration instructions for the virtual Special Meeting.

Will Stockholders Be Asked to Vote on Any Other Matters?

We do not anticipate that any other matters will be considered at the Special Meeting as our Bylaws limit the business to be considered at the Special Meeting to those set forth in the notice.

May I Revoke My Proxy?

You may revoke your vote at any time before your proxy is voted at the Special Meeting. The action you must take to revoke your vote will be different depending on whether your shares are held by you directly as the Record Holder or by a brokerage firm, bank or other nominee on your behalf as a Street Name Holder.

If you are the Record Holder of your shares, you may change your vote by:

●	Signing another proxy card with a later date and returning it to us prior to the meeting;
●	Voting again over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on November 8, 2026;
●	Sending a written revocation or a duly executed proxy bearing a later date to us at our principal offices.

If you are a Street Name Holder, you should follow the instructions provided by your brokerage firm, bank or other nominee for revoking your proxy.

What is the Quorum Requirement for the Special Meeting?

We need a quorum of stockholders in order to hold the Special Meeting. A quorum exists when at least one-third of the outstanding shares of our Common Stock entitled to vote are represented, either in person or by proxy, at the Special Meeting. As of the Record Date, there were [________] shares of our Common Stock outstanding and entitled to vote. Accordingly, [_________] shares of our Common Stock must be present either in person or by proxy for a quorum. Abstentions and Broker Non-Votes, if any, will be counted as present for purposes of determining the presence of a quorum. Shares held in street name that are voted by a brokerage firm, bank or other nominee in its discretion on a routine matter will also be counted as present for purposes of determining the presence of a quorum.

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If a quorum is not present or represented at the meeting, the Chairman of the meeting or the stockholders holding a majority in voting power of the shares of Common Stock entitled to vote and present in person or represented by proxy have the power to adjourn the meeting from time to time without notice, other than an announcement at the meeting, until a quorum is present or represented. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.

What Vote is Required for Approval of the Proposals?

Assuming the presence, in person or represented by proxy, of a quorum:

●	Proposal No. 1 (the Reverse Stock Split Proposal) will be approved by stockholders if the votes cast in favor of the proposal exceed the votes cast against it. Abstentions and broker non-votes are not considered as votes cast, and therefore will have no effect on the outcome of the vote on this proposal. The Reverse Stock Split Proposal is considered a “routine” matter under NYSE rules, and brokerage firms, banks and other nominees may vote uninstructed shares on this proposal in their discretion. Accordingly, we do not expect any broker non-votes on this proposal.
●	Proposal No. 2 (the Adjournment Proposal) will be approved by stockholders if the votes cast in favor of the proposal exceed the votes cast against it. Abstentions and broker non-votes, if any, are not considered as votes cast, and therefore will have no effect on the outcome of the vote on this proposal. Because the Adjournment Proposal is also considered a “routine” matter, we do not expect any broker non-votes on this proposal.

What are “broker non-votes”?

If you are a beneficial owner whose shares of record are held by a broker, you may instruct your broker how to vote your shares. If you do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on the particular matter. Under NYSE rules, which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under NYSE rules but not with respect to “non-routine” matters.

A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under NYSE rules. Broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal.

The Reverse Stock Split Proposal and the Adjournment Proposal are each considered “routine” matters under NYSE rules. Accordingly, banks and brokerage firms may vote your shares on each such proposal in their discretion if you have not given voting instructions, and we do not expect any broker non-votes on either proposal. We nevertheless encourage you to provide voting instructions to your broker, bank or other nominee so that your shares are voted in accordance with your wishes.

What Does It Mean if I Receive More Than One Notice of Special Meeting of Stockholders or One Proxy Card?

Your shares are probably registered in more than one account. You should vote all of your shares.

Where Do I Find the Voting Results of the Special Meeting?

We will report the voting results in a Current Report on Form 8-K within four business days after the end of the Special Meeting.

Who Will Pay the Costs of Soliciting Proxies for the Special Meeting?

The cost of preparing, emailing, assembling and mailing this Proxy Statement and the form of proxy will be borne by XCF. Directors, officers and employees of XCF may also solicit proxies personally or by mail, telephone, or electronic means. No compensation will be paid for such solicitations. In addition, we will bear the reasonable expenses of brokerage houses and other custodians, nominees and fiduciaries who, at our request, may send proxies and proxy solicitation material to their clients and principals. XCF may also engage a third-party vendor to solicit proxies from brokerage firms, banks, institutional and individual holders of shares; the Company will bear the cost of such solicitation.

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PROPOSAL 1

APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL

We are asking our stockholders to approve an amendment to the Company’s Certificate of Incorporation to effect a reverse split of our issued and outstanding Common Stock at a ratio of not less than 1-for-2 and not greater than 1-for-50, such ratio to be determined by our Board, the implementation and timing of which shall be subject to the discretion of our Board (the “Reverse Split”).

If approved, and deemed necessary by the Board, the Reverse Split will be effective upon the filing of a certificate of amendment to our Certificate of Incorporation, or at such other date and time as may be specified in such certificate, in substantially the form attached to this proxy statement as Annex A (the “Certificate of Amendment”), with the Secretary of State of Delaware, with the timing of such filing to occur, if at all, at the sole discretion of the Board. If the Reverse Stock Split Proposal is approved, the Board currently intends to file the Certificate of Amendment on or promptly following the date of the Special Meeting, with an effective date of November 19, 2026.

If the Reverse Split is approved by our stockholders, the Board will have the authority, in its sole discretion, without further action by our stockholders, to effect the Reverse Split within the foregoing ratios. Even if our stockholders approve the Reverse Split, we reserve the right not to effect the Reverse Split if the Board does not deem it to be in the best interests of our stockholders. Upon implementation of the Reverse Split, depending on the ratio of not less than 1-for-2 and not greater than 1-for-50, shares of outstanding Common Stock will be automatically converted into one share of Common Stock.

Purposes of the Reverse Stock Split

We are submitting the Reverse Stock Split Proposal to our stockholders for approval in order to try and increase the trading price of our Common Stock to help ensure a share price high enough to satisfy the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market. For our Common Stock to continue trading on The Nasdaq Capital Market, we must comply with various listing standards, including maintaining a minimum closing bid price of $1.00 per share pursuant to Nasdaq Listing Rule 5550(a)(2).

On December 12, 2025, we received written notification (the “Notice Letter”) from the Nasdaq Stock Market (“Nasdaq”) indicating that we were not in compliance with Nasdaq Listing Rule 5550(a)(2), as the closing bid price for our Common Stock was below the $1.00 per share requirement for the previous 30 consecutive business days. The Notice Letter stated that we had 180 calendar days, or until June 8, 2026, to regain compliance with the minimum bid price requirement. We did not regain compliance by June 8, 2026. We subsequently were granted an additional 180 calendar day compliance period, until December 7, 2026, to regain compliance. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we can regain compliance if the closing bid price of our Common Stock is at least $1.00 for a minimum of 10 consecutive business days. If the Reverse Split becomes effective on November 19, 2026 as currently anticipated, the tenth consecutive trading day following the effective date would be December 4, 2026, prior to the December 7, 2026 compliance deadline. We believe that the Reverse Split is our best means of increasing and maintaining the price of our Common Stock to above $1.00 per share in compliance with Nasdaq requirements.

Under Nasdaq Listing Rule 5250(e)(7), we must submit a complete Company Event Notification Form to Nasdaq no later than 12:00 p.m. Eastern Time at least 10 calendar days prior to the proposed market effective date of the Reverse Split, including evidence that the new CUSIP number for our Common Stock has been made eligible by The Depository Trust Company (“DTC”), and under Nasdaq Listing Rule 5250(b)(4) we must publicly disclose the Reverse Split at least two business days prior to the market effective date. DTC will not make the new CUSIP number eligible until after stockholder approval has been obtained. Accordingly, there can be no assurance that the Reverse Split can be made effective in time to permit us to satisfy the minimum bid price requirement for 10 consecutive business days before the end of our compliance period. If we do not regain compliance by December 7, 2026, Nasdaq will issue a Delisting Determination. Because we were afforded a second 180-day compliance period, a request for a hearing before a Nasdaq Hearings Panel would not stay the suspension of trading of our Common Stock on Nasdaq. In addition, under Nasdaq Listing Rule 5810(c)(3)(A), if the Reverse Split causes our Common Stock to fall below the numeric threshold for another Nasdaq listing requirement, such as the minimum number of publicly held shares or round lot holders, we will not be considered to have regained compliance with the minimum bid price requirement until both deficiencies are cured.

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The Board would effect the Reverse Split only upon its determination that the Reverse Split would be in our and our stockholders’ best interests following stockholder approval. If our Board were to effect the Reverse Split, our Board would determine the exact exchange ratio for the Reverse Split (which will be with an exchange ratio of not less than 1-for-2 and not greater than 1-for-50), set the timing for the Reverse Split and file the Certificate of Amendment. No further action on the part of stockholders is required to either implement or abandon the Reverse Split. If our Board determines to implement the Reverse Split, we will publicly announce, prior to the effective date of the Reverse Split, additional details regarding the Reverse Split. The Board reserves its right to elect not to proceed, and to abandon, the Reverse Split if it determines, in its sole discretion, that this proposal is no longer in our best interests.

We cannot assure you that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level, or that our market capitalization will be equal to the market capitalization before the Reverse Split.

Recent Developments

On April 13, 2026, we entered into a Business Combination Agreement (as amended on September 14, 2026, the “BCA”) with DevvStream Corp. (“DevvStream”) and Southern Energy Renewables Inc. (“Southern Energy”). As amended, upon consummation of the mergers contemplated by the BCA, our existing stockholders are expected to hold approximately 69.57%, former Southern Energy holders approximately 20% and former DevvStream holders approximately 10.43% of our Common Stock outstanding immediately following the effective time of the mergers. At a special meeting of stockholders held on October 5, 2026, our stockholders approved, among other things, the issuance of shares of Common Stock as consideration under the BCA in accordance with Nasdaq Listing Rule 5635, the election of directors to our post-closing Board, and an increase in the number of shares reserved under our 2025 Equity Incentive Plan (the “2025 Plan”) from 14,557,181 to 80,000,000 (on a pre-split basis). As described below under “Effect of the Reverse Stock Split on Warrants and the 2025 Equity Incentive Plan,” this share reserve will be proportionately reduced if the Reverse Split is effected. The consummation of the transactions contemplated by the BCA remains subject to the satisfaction or, to the extent permitted, waiver of the remaining closing conditions set forth therein.

On October 5, 2026, following stockholder approval, we filed a certificate of amendment to our Amended and Restated Certificate of Incorporation increasing the number of authorized shares of Class A Common Stock from 500,000,000 to 1,700,000,000. As of October 13, 2026, there were 415,296,896 shares of Common Stock issued and outstanding.

Since July 2026, we have also entered into several short-term senior secured promissory notes, a debt conversion agreement under which a $840,000 obligation was converted into 3,500,000 shares of Common Stock at $0.24 per share, and warrant purchase agreements with GL PART SPV II, LLC, an entity controlled by our largest beneficial owner, providing for warrants to purchase Common Stock at an exercise price of $2.50 per share, including an initial warrant to purchase up to 6,891,798 shares issued on September 14, 2026. The exercise price of, and number of shares issuable under, these warrants are subject to adjustment for the Reverse Split.

Determination of Ratio

The ratio of the reverse stock split, if approved and implemented, will be a ratio of not less than 1-for-2 and not greater than 1-for-50, as determined by our Board in its sole discretion. Our Board believes that stockholder approval of a range of potential exchange ratios, rather than a single exchange ratio, is in the best interests of our stockholders because it provides our Board with the flexibility to achieve the desired results of the reverse stock split and because it is not possible to predict market conditions at the time the reverse stock split would be implemented.

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Our Board would carry out a reverse stock split only upon its determination that a reverse stock split would be in the best interests of our stockholders at that time. Our Board would then set the ratio for the reverse stock split in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the reverse stock split is to be implemented. The selection of the final reverse split ratio (within the approved range) will be made based on optimizing the price of our Common Stock vis-à-vis confidently meeting the Nasdaq requirements, and may not be near the upper end of the approved range. In determining the ratio, following receipt of stockholder approval, our Board may consider, among other things:

●	the historical and projected performance of our Common Stock;
●	the potential devaluation of the Company’s market capitalization as a result of a reverse stock split;
●	prevailing market conditions;
●	general economic and other related conditions prevailing in our industry and in the marketplace;
●	the projected impact of the selected reverse stock split ratio on trading liquidity in our Common Stock and our ability to list our Common Stock on Nasdaq;
●	our capitalization (including the number of shares of our Common Stock issued and outstanding); and
●	the prevailing trading price for our Common Stock and the volume level thereof.

Effect of the Reverse Stock Split on Holders of Common Stock

The Reverse Stock Split will not affect the number of authorized shares of Common Stock, which will remain 1,700,000,000, or preferred stock, which will remain at 50,000,000. Although the Reverse Stock Split will not, by itself, have any immediate dilutive effect on Stockholders, the proportion of shares owned by Stockholders relative to the number of shares authorized for issuance will decrease because the number of authorized shares of Common Stock would remain unchanged. As a result, additional authorized shares of Common Stock would become available for issuance at such times and for such purposes as our Board may deem advisable without further action by Stockholders, except as required by applicable law or stock exchange rules. To the extent that additional authorized shares of Common Stock are issued in the future, such shares could be dilutive to our existing Stockholders by decreasing such Stockholders’ percentage of equity ownership in us.

Reasons for Not Reducing Authorized Shares; Anti-Takeover Effects

Our Board determined not to reduce the number of authorized shares of Common Stock in connection with the Reverse Split in order to preserve flexibility to issue shares for the purposes described below. We currently have plans to issue shares of Common Stock, including (i) shares to be issued as merger consideration under the BCA, (ii) shares that may be sold under our at-the-market sales agreement with Roth Capital Partners, LLC and H.C. Wainwright & Co., LLC for an aggregate offering price of up to $100,000,000, (iii) up to 50,000,000 shares (on a pre-split basis) issuable upon exercise of warrants issued or issuable under our warrant purchase agreements with GL PART SPV II, LLC, (iv) shares issuable upon conversion of outstanding promissory notes, and (v) up to 80,000 shares (on a pre-split basis) reserved for issuance under the 2025 Plan, which will be proportionately reduced upon the Reverse Split pursuant to Section 6(a) of the 2025 Plan.

The increase in the number of authorized but unissued shares of Common Stock relative to outstanding shares could, under certain circumstances, have an anti-takeover effect. For example, such shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company or could be issued to persons allied with our Board. The Reverse Split is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or to obtain control of the Company.

If implemented by our Board, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our outstanding Common Stock. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any Stockholder’s percentage of ownership interest in the company.

The principal effects of the Reverse Stock Split Amendment will be that:

●	depending on the ratio for the Reverse Stock Split selected by our Board, each two (2) to fifty (50) shares of Common Stock owned by a stockholder, or any whole number of shares of Common Stock between two (2) and fifty (50) as determined by the Board, will be combined into one new share of Common Stock;

●	the number of authorized shares of Common Stock will remain at 1.7 billion.

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●	based upon the Reverse Stock Split ratio selected by our Board of Directors, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or conversion of all outstanding warrants and convertible or exchangeable securities (other than awards under the 2025 Plan, which are addressed in the second following bullet) entitling the holders to purchase, exchange for, or convert into, shares of Common Stock, which will result in approximately the same aggregate price being required to be paid for such securities upon exercise as immediately preceding the Reverse Stock Split;

●	the number of shares reserved for issuance pursuant to the securities described in the immediately preceding bullet will be reduced proportionately based upon the Reverse Stock Split ratio selected by our Board; and

●

pursuant to Section 6(a) of the 2025 Plan, which requires that the Board (or its designated committee) shall appropriately and proportionately adjust the 2025 Plan upon any Capitalization Adjustment (defined in the 2025 Plan to include a reverse stock split), the following will be proportionately adjusted based upon the Reverse Stock Split ratio: (i) the maximum number of shares of Common Stock reserved for issuance under the 2025 Plan (80,000,000 shares on a pre-split basis); (ii) the maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2025 Plan; and (iii) the number of shares subject to, and the exercise price, strike price or purchase price of, all outstanding awards under the 2025 Plan, including stock options, restricted stock units and restricted stock awards.

The table below illustrates the effect, as of October 19, 2026, of a Reverse Stock Split at certain ratios:

	Current(1)	1:2	1:10	1:20	1:50
Common Stock Authorized	1,700,000,000	1,700,000,000	1,700,000,000	1,700,000,000	1,700,000,000
Common Stock Issued and Outstanding	415,296,896	207,648,448	41,529,690	20,764,845	8,305,938
Number of Shares of Common Stock Reserved for Issuance(2)	114,704,544	57,352,272	11,470,454	5,735,227	2,294,091
Number of Shares of Common Stock Authorized but Unissued and Unreserved	1,169,998,560	1,434,999,280	1,646,999,856	1,673,499,928	1,689,399,971
Price per share, based on the closing price of our Common Stock on October 9, 2026(3)	$0.312	$0.624	$3.12	$6.24	$15.60

(1)	Data provided is as of October 9, 2026.
(2)	Includes (i) 0 stock options, (ii) 24,891,798 shares reserved for issuance upon exercise of warrants, consisting of public warrants, private placement warrants, placement agent warrants and the warrants issued to GL PART SPV II, LLC on September 14, 2026, (iii) 80,000,000 shares reserved under our 2025 Equity Incentive Plan, (iv) 1,000,000 shares reserved under our Employee Stock Purchase Plan, (v) 4,581,838 shares of Common Stock issuable to Focus Impact Partners, LLC (“Focus Impact Partners”), pursuant to the Addendum, dated May 21, 2026 (the “Addendum”), to that certain Strategic Consulting Agreement, dated February 19, 2025, between the Company and Focus Impact Partners (the “Consulting Agreement”), (v) 3,564,241 additional shares to be issued to Focus Impact Partners in January 2027, pursuant to the Addendum to the Strategic Consulting Agreement, and (vi) 666,667 shares of Common Stock reserved for issuance upon conversion of the Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement, dated August 11, 2026, between the Company and Abri Capital Limited, as amended by the Omnibus Amendment, effective September 4, 2026. Does not include shares that may be sold under our at-the-market sales agreement for an aggregate offering price of up to $100,000,000.
(3)	The price per share indicated reflects solely the application of the applicable reverse split ratio to the closing price of the Common Stock on October 9, 2026.

Other principal effects of the Reverse Stock Split will include proportional adjustments to the per share exercise price and the number of shares issuable upon the exercise of all outstanding warrants and, as required by Section 6(a) of the 2025 Plan, a mandatory proportional reduction in the number of shares reserved for issuance under the 2025 Plan, the annual automatic-increase limit and the incentive stock option limit, together with proportional adjustments to the number of shares subject to, and the exercise or purchase price of, all outstanding 2025 Plan awards.

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Immediately following the effective time of the Reverse Stock Split, we will continue to have 50,000,000 authorized shares of preferred stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. If we issue additional shares of Common Stock, the percentage ownership interest of holders of our Common Stock will be diluted.

We do not intend for this Reverse Stock Split to constitute, or be the first step in a series of plans or proposals for, a “going private” transaction pursuant to Rule 13e-3 under the Securities Exchange Act of 1934. Following the Reverse Stock Split, we intend for our Common Stock to remain registered under the Securities Exchange Act of 1934 and to continue to comply with the reporting requirements of such Act.

Record Holders -- Our stockholders of record hold their shares in certificated form, direct registration system (“DRS”) form, book-entry form or some combination of certificated, DRS and book-entry form. If the reverse stock split is implemented, all stockholders of record will receive a transmittal letter from our transfer agent, Continental Stock Transfer and Trust Company, who we expect to act as our exchange agent if the reverse stock split is implemented. The letter of transmittal will contain instructions on how to surrender your certificates, if any, representing your shares of our pre-split Common Stock to Continental Stock Transfer and Trust Company, as well as certain other necessary information. Expenses incurred by us with respect to the exchange of shares held of record, including but not limited to expenses arising from the exchange of shares held in DRS and book-entry form, will be borne by the Company.

Beneficial Holders -- Upon the effectiveness of the reverse stock split, shares held by stockholders in “street name,” through a bank, broker or other nominee, will be treated in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to implement the reverse stock split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than those that apply to registered stockholders for processing the reverse stock split and treatment of fractional share interests. If a stockholder holds shares of our Common Stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Fractional Share Interests -- We do not intend to issue fractional shares in connection with or as a result of the reverse stock split. Therefore, we do not expect to issue certificates representing fractional shares. If the reverse stock split is approved and effected, any fractional share of Common Stock that would otherwise result from the reverse stock split because the number of shares of Common Stock a stockholder holds before the reverse stock split is not evenly divisible by the reverse stock split ratio will be automatically rounded up to the next whole share of Common Stock. This treatment applies to stockholders of record and, through their banks, brokers or other nominees, to Beneficial Holders. We do not expect that the rounding up of fractional shares will materially affect our number of record holders.

Effect of the Reverse Stock Split on Warrants and the 2025 Equity Incentive Plan

Warrants. If the reverse stock split is approved and effected, proportionate adjustments, based upon the reverse stock split ratio, will be made to the per share exercise price and the number of shares of Common Stock issuable upon the exercise or conversion of all outstanding warrants entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid pursuant to such warrants upon exercise, and approximately the same proportionate number of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the reverse stock split as was the case immediately preceding the reverse stock split. The number of shares of Common Stock reserved for issuance pursuant to these warrants will be reduced proportionately based upon the reverse stock split ratio.

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2025 Equity Incentive Plan. Section 6(a) of the 2025 Plan provides that, in the event of a Capitalization Adjustment, which the 2025 Plan defines to include a reverse stock split, the Board shall appropriately and proportionately adjust (i) the class(es) and maximum number of shares subject to the 2025 Plan and the maximum number of shares by which the 2025 Plan share reserve may annually increase, (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of incentive stock options, and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding awards, including stock options, restricted stock units and restricted stock awards. Accordingly, if the Reverse Split is effected, the 80,000,000 shares (on a pre-split basis) reserved under the 2025 Plan will be reduced in the same proportion as the outstanding Common Stock and each outstanding 2025 Plan award will be adjusted in the same way. The number of shares subject to the award will decrease in that same proportion, and any per share exercise, strike or purchase price will increase in that same proportion. For example, if the Board sets the Reverse Split at a ratio of 1-for-20, every 20 pre-split shares would be combined into one post-split share, the 80,000,000-share reserve would become 4,000,000 shares, the number of shares subject to each outstanding option would be divided by 20, and the exercise price of each such option would be multiplied by 20. The adjustments are mandatory, will be made by the Board (or a committee to which the Board has delegated administration of the 2025 Plan), and the Board’s determination will be final, binding and conclusive. Any adjustment to an award is intended to comply with Section 409A of the Code, to the extent applicable.

CUSIP Number

If the reverse stock split is implemented, our Common Stock will receive a new CUSIP number, which is the number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number. We expect that our Common Stock would continue to be reported on the Nasdaq Capital Market under the symbol “SAFX” (although the letter “D” will be added to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred).

Procedure for Implementing the Reverse Stock Split

If the reverse stock split is approved by the stockholders and the Board implements the reverse stock split, the reverse stock split would become effective at such time as the Certificate of Amendment to our Certificate of Incorporation, the form of which is attached hereto as Annex A, is filed with the Secretary of State of Delaware or the effective date otherwise set forth in the Certificate of Amendment. Following the reverse stock split, each certificate representing shares of our Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split. The number of shares of Common Stock the Company is authorized to issue will not be reduced.

Accounting Matters

The reverse stock split will not affect the par value of our Common Stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to our Common Stock on our balance sheet will be reduced proportionally based on the reverse stock split ratio effected by the Board, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of Common Stock will be restated in future financial statements to give retroactive effect to the reverse stock split, as there will be fewer shares of our Common Stock outstanding.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to our Certificate of Incorporation to implement the reverse stock split, and we will not independently provide stockholders with any such rights.

9

Certain United States Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split to stockholders. It addresses only the tax consequences to a United States holder that holds the pre-reverse stock split shares and post-reverse stock split shares as capital assets (generally, property held for investment). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in United States federal income tax consequences that may differ from those discussed below. This discussion is a summary for general information purposes only and does not address all aspects of United States federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders that may be subject to special tax rules, including, but not limited to, (i) banks, insurance companies, or other financial institutions; (ii) regulated investment companies; (iii) broker-dealers; (iv) tax-exempt entities; (v) traders in securities that elect to use the mark-to-market method of accounting; (vi) persons holding Common Stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (vii) persons who acquired Common Stock in connection with employment or the performance of services; and (viii) stockholders subject to the alternative minimum tax. We have not sought any ruling from the Internal Revenue Service with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions. In addition, this summary of certain United States federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction.

EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia; (iii) an estate the income of which is subject to federal income tax regardless of its source; or (iv) a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds shares of Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding Common Stock and the partners therein should consult their tax advisors regarding the tax consequences to them of the reverse stock split.

The reverse stock split should be treated as a recapitalization under Section 368(a)(1)(E) of the Code for United States federal income tax purposes. Therefore, a stockholder generally should not recognize gain or loss on account of the reverse stock split. The aggregate tax basis in the Common Stock received pursuant to the reverse stock split should equal the aggregate tax basis in the Common Stock surrendered, and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

Certain Risks Associated with the Reverse Stock Split

The Reverse Split may not increase the market price of our Common Stock in proportion to the reduction in the number of outstanding shares, or at all, and even if the market price initially increases, it may decline thereafter and we may be unable to regain or maintain compliance with Nasdaq’s continued listing requirements. If our Common Stock again fails to meet the minimum bid price requirement within one year following the Reverse Split, we will not be eligible for any compliance period and Nasdaq will issue a Delisting Determination. The Reverse Split may reduce the liquidity of our Common Stock because fewer shares will be outstanding, and may increase the number of stockholders who own “odd lots” of fewer than 100 shares, which may be more difficult or costly to sell. Because the number of authorized shares will not be reduced, the Reverse Split will increase the number of shares available for future issuance, and any such issuances, including those described above, could be substantially dilutive.

Vote Required

Approval of Proposal 1 requires that the votes cast in favor of the proposal exceed the votes cast against it. Abstentions and broker non-votes, if any, are not considered votes cast and therefore will have no effect on the outcome of the vote on this proposal. Proposal 1 is considered a “routine” matter under NYSE rules, and brokerage firms, banks and other nominees may therefore vote uninstructed shares on this proposal in their discretion. Accordingly, we do not expect any broker non-votes on this proposal.

Recommendation of the Board of Directors

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 1 TO GRANT THE BOARD AUTHORITY TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT A RATIO WITHIN THE RANGE OF 1-FOR-2 TO 1-FOR-50.

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PROPOSAL 2

APPROVAL OF THE ADJOURNMENT PROPOSAL

General

If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 1, our proxy holders may move to adjourn the Special Meeting at that time in order to enable our Board to solicit additional proxies in favor of Proposal 1.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board, and each of them individually, to vote to adjourn the Special Meeting to another time and place, if necessary, to solicit additional proxies in the event there are not sufficient votes to approve Proposal 1. If our stockholders approve this proposal, we could adjourn, postpone or continue the Special Meeting and any adjourned session of the Special Meeting to use additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted against Proposal 1. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 1, we could adjourn the Special Meeting without a vote on such proposal(s) and seek to convince our stockholders to change their votes in favor of such proposal(s).

If it is necessary or appropriate to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required

Approval of this Proposal No. 2 requires that the votes cast in favor of the proposal exceed the votes cast against it. Abstentions and broker non-votes, if any, are not considered votes cast and therefore will have no effect on the outcome of the vote on this proposal. Proposal 2 is considered a “routine” matter under NYSE rules, and brokerage firms, banks and other nominees may therefore vote uninstructed shares on this proposal in their discretion. Accordingly, we do not expect any broker non-votes on this proposal.

Recommendation of the Board of Directors

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 2 TO GRANT THE AUTHORIZATION TO ADJOURN THE SPECIAL MEETING AS SET FORTH IN PROPOSAL 2.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our Common Stock as of October 9, 2026 by (i) each principal stockholder, (ii) each director; (iii) each of the executive officers; and (iv) all executive officers and directors as a group. Other than the holders listed below, we do not know of any person who beneficially owns more than 5% of our Common Stock as of October 9, 2026. Except as otherwise indicated in footnotes to this table or, where applicable, to the extent authority is shared by spouses under community property laws, to our knowledge, the holders listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Five Percent Holders
RESC Renewables Holdings, LLC(1)	66,322,222	15.97%
Encore DEC, LLC(2)(3)	14,716,385	3.54%
Randy Soule(2)(3)	941,040	* %
GL Part SPV I, LLC(4)(5)(6)	14,187,115	3.42%
GL Part SPV II, LLC(4)(5)(6)	20,588,185	4.96%
EEME Energy SPV I, LLC(4)(5)(6)	109,499,560	26.37%
Sky MD, LLC(7)	4,444,444	1.07%
Brown Stone Capital Ltd(8)	-	*
Directors and Executive Officers(9)
Christopher Cooper	-	*
Carter McCain(10)(11)	32,000	* %
Sanford Cockrell(10)	25,000	* %
Si-Yeon Kim(10)	25,000	* %
Wray Thorn(12)	3,564,296	* %
Harvey Schnitzer	-	* %
All executive officers and directors as a group (6 persons)	3,646,296	* %

* Less than 1%

(1)	The business address of RESC Renewables Holdings, LLC is 14830 Kivett Lane, Reno, NV 89521. Creative Planning Business Alliance, the receiver appointed by a court on May 28, 2026, has sole voting authority over the shares of our Common Stock indicated in the table. Pursuant to the court order, disposition of the shares of our Common Stock indicated in the table requires the majority vote of a representative sales committee consisting of RESC, LLC; TMB Group Reno, LLC; and Tomar, LLC. Each of the members of the representative sales committee disclaims beneficial ownership of the shares of our Common Stock indicated in the table except to the extent of its pecuniary interest therein.
(2)	The business address of Encore DEC, LLC is 425 Western Rd. #102, Reno, NV 89506. Randy Soule owns all of the membership interests in Encore DEC, LLC and has sole voting and investment authority over the shares of our Common Stock indicated in the table.
(3)	The business address of Mr. Soule is 14830 Kivett Lane, Reno, NV 89521. In addition to the shares held by him individually, Mr. Soule, through his ownership of all of the membership interests in RESC Renewables Holdings, LLC, also beneficially owns the shares of our Common Stock held by RESC Renewables Holdings, LLC.
(4)	The business address of GL Part SPV I, LLC is 30 N Gould Street, Suite R, Sheridan, Wyoming 82801. Majique Ladnier is the sole member of GL Part SPV I, LLC and has sole voting and investment authority over the shares of our Common Stock.
(5)	The business address of GL Part SPV II, LLC is 30 N Gould Street, Suite R, Sheridan, Wyoming 82801. Majique Ladnier is the sole member of GL Part SPV II, LLC and has sole voting and investment authority over the shares of our Common Stock.
(6)	The business address of EEME Energy SPV I, LLC is 30 N Gould Street, Suite R, Sheridan, Wyoming 82801. Majique Ladnier is the sole member of EEME Energy SPV I, LLC and has sole voting and investment authority over the shares of Common Stock.
(7)	The business address of Sky MD, LLC is 149 Sussex Street, Jersey City, NJ 07302. Mihir Dange, former CEO, is the sole member of Sky MD, LLC and has sole voting and investment authority over the shares of Common Stock.
(8)	The business address of Brown Stone Capital Ltd is Rear No. 2 Glenthorne Road, London, United Kingdom, N11 3HT.
(9)	Unless otherwise noted, the business address of each of XCF’s directors and officers is 3040 Post Oak Blvd., Floor 18, Suite 164, Houston, Texas 77056.
(10)	Each of the Non-Employee independent members of the Board of Directors received an award of restricted stock units representing 100,000 shares of our Common Stock in connection with their joining the Board of Directors of XCF. The restricted stock units vest over a period of four years with the first vesting to occur on the first anniversary of the award.
(11)	Consists of 7,000 shares of Class A Common Stock held by Mr. McCain’s spouse. Mr. McCain may be deemed to beneficially own these securities pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, although he disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(12)	Focus Impact Partners, LLC beneficially owns 257,352 shares of our Common Stock. Mr. Thorn is a Partner and Co-Founder of Focus Impact Partners, LLC and, as a result, may be deemed to share beneficial ownership of the shares held by Focus Impact Partners, LLC. Focus Impact BHAC Sponsor, LLC beneficially owns 3,306,944. Mr. Thorn is a Partner of Focus Impact BHAC Sponsor, LLC and, as a result, may be deemed to share beneficial ownership of the shares held by Focus Impact BHAC Sponsor, LLC.

12

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and other Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

We expect that a number of brokers with account holders who are XCF stockholders will be “householding” the Company’s proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or us. Direct your written request to XCF Global, Inc., Attn: Secretary, 3040 Post Oak Blvd., Floor 18, Suite 164, Houston, Texas 77056. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy card to vote on such matters in accordance with their best judgment.

Forward-Looking Statements

This Proxy Statement contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated timing and effects of the Reverse Split, our ability to regain compliance with Nasdaq’s minimum bid price requirement, and the proposed business combination with DevvStream and Southern Energy. These forward-looking statements are based on management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this Proxy Statement, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Actual results may differ materially due to, among other things, our ability to continue to meet Nasdaq’s continued listing standards, our ability to continue as a going concern, our ability to raise financing and the terms and dilutive effect of any such financing, our ability to consummate the business combination with DevvStream and Southern Energy, and the other risks described in our filings with the SEC, including our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. We undertake no obligation to update any forward-looking statements, except as required by law.

Websites

The information contained on the websites referenced in this Proxy Statement are not incorporated by reference into this Proxy Statement. Further, references to website URLs are intended to be inactive textual references only.

13

PRELIMINARY PROXY CARD SUBJECT TO COMPLETION DATED OCTOBER 13, 2026

XCF GLOBAL, INC.

ATTN: CORPORATE SECRETARY

3040 POST OAK BLVD., FLOOR 18, SUITE 164

HOUSTON, TEXAS 77056

VOTE BY INTERNET - www.cstproxy.com/xcfglobal/sm2026

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy material electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposal 1 and proposal 2:		For	Against	Abstain
1.	To approve an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse split of our issued and outstanding Class A Common Stock (“Common Stock”) at a ratio of not less than 1-for-2 and not greater than 1-for-50, such ratio to be determined by our Board, the implementation and timing of which shall be subject to the discretion of our Board.	☐	☐	☐
2.	To authorize an adjournment of the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion upon such other matters incident to the conduct of the meeting as may properly come before the meeting or any adjournment thereof.

The undersigned hereby ratifies and confirms all that said attorneys in fact, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of the special meeting and the accompanying proxy statement.

Signature of Stockholder	Date	Signature (Joint Owners)	Date

NOTE: Please sign, within the box, exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PRELIMINARY PROXY CARD SUBJECT TO COMPLETION DATED OCTOBER 13, 2026

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.cstproxy.com/xcfglobal/sm2026

XCF GLOBAL, INC.

This proxy is solicited by the Board of Directors

Special Meeting of Stockholders

November 9, 2026, 10:00 a.m.

The shares represented by this proxy will be voted as specified herein by the stockholder when instructions are given in accordance with the procedures described herein and in the accompanying Proxy Statement. If no specification is made, all shares will be voted “FOR” the approval of the proposals set forth in the Proxy Statement.

The stockholder hereby appoints Christopher Cooper and Harvey Schnitzer, and each of them, with full power to act alone, the true and lawful attorneys in fact and proxies, with the full power of substitution and revocation, to vote all shares of Common Stock entitled to be voted by said stockholder at the Special Meeting of Stockholders of XCF Global, Inc. to be held virtually, on November 9, 2026 at 10:00 a.m. Eastern Time, and in any adjournment or postponement thereof as specified in this proxy. This proxy revokes any proxy previously given.

Stockholders may revoke this proxy at any time prior to the vote at the Special Meeting. If any other business is properly brought before the Special Meeting, the shares represented by this proxy will be voted at the discretion of the proxies identified above.

[CONTINUED AND TO BE SIGNED ON REVERSE SIDE]

ANNEX A

CERTIFICATE OF AMENDMENT
TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
XCF GLOBAL, INC.

XCF Global, Inc. (the “Corporation”), does hereby certify that the Corporation’s Certificate of Incorporation originally filed with the Delaware Secretary of State on June 6, 2025, as amended and restated, is hereby amended pursuant to Section 242 of the General Corporation Law of the State of Delaware.

The Corporation does hereby further certify that this Certificate of Amendment was duly adopted by the Corporation’s Board of Directors and by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

The Certificate of Incorporation of the Corporation, as amended, is amended as follows:

The first paragraph of Article IV of the Certificate of Incorporation, as amended, shall be deleted in its entirety and replaced with the following:

“The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 1,750,000,000 shares, which are divided into two classes consisting of: (a) 1,700,000,000 shares of Class A Common Stock, par value $0.0001 per share, and (b) 50,000,000 shares of Preferred Stock, par value $0.0001 per share.

Upon the effectiveness of this Certificate of Amendment of the Certificate of Incorporation (the “Effective Time”), each ________________________ (_________) shares of the Corporation’s Class A Common Stock, par value $0.0001 per share (“Old Common Stock”) (including the number of shares of common stock issuable upon exercise or conversion of all issued and outstanding, options, warrants and convertible securities of every kind, including all options, shares outstanding and authorized for issuance under the Corporation’s 2025 Equity Incentive Plan), issued and outstanding immediately prior to the Effective Time will automatically and without any action on the part of the respective holders thereof, be combined and reclassified into one (1) share of Class A Common Stock, par value $0.0001 per share (the “New Common Stock”) (and such combination and conversion, the “Reverse Stock Split”). Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued in connection with the Reverse Stock Split. Any fractional share of New Common Stock that would otherwise result from the Reverse Stock Split shall be automatically rounded up to the next whole share of New Common Stock.

The remainder of the Certificate of Incorporation shall remain unchanged and in full force and effect.

This Certificate of Amendment shall be effective as of 12:01 a.m. Eastern Time on November 19, 2026.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed on November __, 2026.

XCF GLOBAL, INC.

Christopher Cooper
Chief Executive Officer

A-1